                                                                     Exhibit (b)

                                     BY-LAWS

                                       OF

                               MERIDIAN FUND, INC.

                           (as amended July 29, 1987)

                                   ARTICLE I.

                                  STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of stockholders shall be held during the month of October at such date and time as may be designated from time to time by the Board of Directors for the election of directors and the transaction of any other business within the powers of the Corporation. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice, except such business as is specifically required by statute or by the Charter to be stated in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

Section 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting. Special meetings of the stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which cost estimate the Secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

Section 1.03. Place of Meeting. Meetings of the stockholders shall be held at such time and place in the United States of America as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 1.04. Notice of Meetings. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written notice stating the time and place of the meeting and, in case of a special meeting or if notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

Section 1.05. Quorum. Unless statute or the Charter provides otherwise, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this Section shall not affect any requirements under statute or under the Charter of the Corporation for the vote necessary or the adoption of any measure. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon. In the absence of a quorum the stockholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.06. Votes Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and unless more than a majority of votes cast is required by statute or by the Charter. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders and fractional shares shall be entitled to corresponding fractions of one vote on such matters.

Section 1.07. Proxies. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, but need not be sealed, witnessed or acknowledged.

Section 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, certifying the number of shares held by each, shall be made available by the Secretary.

Section 1.09. Voting. In all elections for directors every stockholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the stockholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

Section 1.10. Action by Stockholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.


                                   ARTICLE II.

                               BOARD OF DIRECTORS

Section 2.01. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All the powers of the Corporation may be exercised by or under authority of the Board of Directors, except such as are by statute or the Charter or these By-Laws conferred upon or reserved to the stockholders. The Board of Directors shall keep full and fair accounts of its transactions.

Section 2.02. Number of Directors. The number of directors of the Corporation shall be five (5) until such number be changed as herein provided. By vote of a majority of the entire Board of Directors, the number of directors may be increased or decreased, from time to time, not to exceed eleven (11), or be less than three, directors; but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

Section 2.03. Election and Removal of Directors. Until the first annual meeting of stockholders or until successors or additional directors are duly elected and qualify, the Board shall consist of the persons named as such in the Charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until their successors are elected and qualify. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors, with or without cause, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 2.04. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of stockholders. Other regular meetings of the Board of Directors shall be held on such dates and at such places as may be designated from time to time by the Board of Directors.

Section 2.05. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such places as may be designated in the calls.

Section 2.06. Notice of Meetings. Except as provided in Section 2.04, notice of the place, day and hour of every regular and special meeting shall be given to each director two days (or more) before the meeting, orally in person or by telephone, or in writing by delivering such written notice to him by telegraph, or by leaving the same at his residence or usual place of business; in the alternative, such written notice may be given to a director by mailing the same three days (or more) before the meeting, postage prepaid, and addressed to him at his last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the purpose of such meeting or the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 2.07. Quorum. At all meetings of the Board of Directors, one third of the entire Board of Directors (but in no event fewer than two directors) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Charter or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.08. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors; provided, in either case, that immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders at an annual or special meeting thereof. If at any time after the first annual meeting of stockholders of the Corporation a majority of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. A director elected by the Board of Directors or the stockholders to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

Section 2.09. Compensation and Expenses. Directors may, pursuant to resolution of the Board of Directors, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.10. Action by Directors Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a plan, may fix the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 2.12. Holding of Meetings by Conference Telephone Call. At any regular or special meeting of the Board of Directors or any committee thereof, members thereof may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE III.

                                    OFFICERS

Section 3.01. Executive Officers. The Board of Directors shall choose a Chairman of the Board from among the directors, and shall choose a President, a Secretary and a Treasurer who need not be directors. The Board of Directors may choose an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a director. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Charter, by the By-Laws or by resolution of the Board of Directors to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 3.02. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors.

Section 3.03. President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

Section 3.04. Vice Presidents. The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors or the President.

Section 3.05. Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, or the President.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the President shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.06. Treasurer and Assistant Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors in accordance with Section 6.04 of these By-Laws; he shall render to the President, the Chairman of the Board of Directors and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.07. Subordinate Officers. The Board of Directors may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

Section 3.08. Removal. Any officer or agent of, the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.


                                   ARTICLE IV.

                                      STOCK

Section 4.01. Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned by him in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile of such seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. No certificates shall be issued for fractional shares. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue. Stock certificates need not be issued except to stockholders who request such issuance in writing.

Section 4.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrars, if any, may be combined.

Section 4.03. Stock Ledgers. A stock ledger, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept by the Transfer Agent of the Corporation. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

Section 4.04. Record Dates. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

Section 4.05. Replacement Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that act by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.06. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the Procedure which the

Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.


                                   ARTICLE V.

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

Section 5.01. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding in the manner and on the terms provided by, and to the fullest extent authorized by, applicable state law, and shall be indemnified by the Corporation against such expenses, judgments, fines, and amounts in the manner and to the fullest extent required by applicable state law. However, no indemnification may be made under this section in the absence of a judicial or administrative determination absolving the prospective indemnitee of liability to the Corporation or its security holders unless, based upon a review of all material facts, (1) a majority of a quorum of directors who are neither interested persons of the Corporation nor parties to the proceeding, or (2) independent legal counsel in a written opinion, concludes that such person was not guilty of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties initiated in the conduct of his office.

Section 5.02. No expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding to which he is a party may be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit, or proceeding unless:

(1) One of the following determines, on the basis of the facts then known to it, that there is reason to believe that indemnification would be permissible:

(a) a majority of a quorum of disinterested non-party directors, or, if such a quorum cannot be obtained, a majority of a committee of two or more disinterested non-party directors duly designated to act in the matter by a majority vote of the full board;

(b) special legal counsel selected by such a committee or such a quorum of disinterested non-party directors; or

(c) the stockholders; and

(2) the Corporation receives the following from the prospective recipient of the advance:

(a) a written affirmation of his good faith belief that he met the standard of conduct necessary for indemnification; and

(b) an undertaking to repay the advance if it is ultimately determined that he is not entitled to indemnification under this Article.

Section 5.03. The Corporation is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. Anything in this Article V to the contrary notwithstanding, however, the Corporation shall not pay for insurance which protects any director or officer against liabilities arising from action involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office; provided, that any such insurance may cover any of such categories if it provides only for payment to the Corporation and/or third parties of any damages caused by a director or officer, and also provides that the insurance company would be subrogated to the rights of the Corporation to recover from the director or officer.

                                   ARTICLE VI.

                               GENERAL PROVISIONS

Section 6.01. Dividends. Dividends or distributions upon the capital stock of the Corporation, subject to provisions of the Charter, if any, may be declared by the Board of Directors at any time pursuant to law. Dividends or distributions may be paid in cash, property or in shares of the capital stock, subject to the provisions of the Charter.

Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.04. Custodian. All securities and cash of the Corporation shall be held by a custodian which shall be a bank or trust company having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a custodian can be found ready and willing to act. The Corporation shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Corporation held by the custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the custodian use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian, the question whether the Corporation shall be liquidated or shall function without a custodian.

Section 6.05. Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; or (c) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

Section 6.06. Seal. The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which seal, if one is provided, shall be in the custody of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 6.07. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a refutable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board of Directors who are not such officers or employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, Rule or Regulation.

Section 6.08. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.


                                  ARTICLE VII.

                              AMENDMENT OF BY-LAWS

Subject to the special provisions of Section 2.02, the By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors.

                               MERIDIAN FUND, INC.


The following amendment to the Meridian Fund, Inc. Bylaws was adopted unanimously by the Board of Directors on July 29, 1987.


Section 1.01. Annual Meetings. The annual meeting of stockholders shall be held during the month of October, at such date and time as may be designated from time to time by the board of Directors for the election of directors and the transaction of any business within the powers of the Corporation, except that the Corporation shall not be required to hold an annual meeting in any year in which none of the following matters is required to be acted upon by shareholders under the Investment company Act of 1940: election of directors, approval of the Investment Advisory and Service Agreement, ratification of the selection of independent public accountants or approval of the Distribution Agreement. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice, except such business as is specifically required by statute or by the Articles of Incorporation to be stated in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.